As filed with the Securities and Exchange Commission on November 30, 1998
                                                   Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                  ANICOM, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                36-3885212
       (State or other jurisdiction             (IRS Employer Identification
     of incorporation or organization)                     Number)

        6133 North River Road, Suite 1000, Rosemont, Illinois 60018-5171
           (Address of Principal Executive Offices including Zip Code)

                                 (847) 518-8700
                (Issuer's telephone number, including area code)

                           Anicom 401(k) Savings Plan
                              (Full title of plans)

                                Scott C. Anixter
        6133 North River Road, Suite 1000, Rosemont, Illinois 60018-5171
           (Name, address and telephone number of agent for service)

                                   Copies to:
                              Jeffrey R. Patt, Esq.
                              Katten Muchin & Zavis
                             525 West Monroe Street
                                   Suite 1600
                             Chicago, Illinois 60661
                                 (312) 902-5200

                         CALCULATION OF REGISTRATION FEE
============================================================================================================
                            |                |       Proposed      |       Proposed      |
  Title of securities to be |  Amount to be  |   maximum offering  |  maximum aggregate  |    Amount of
         registered         |   registered   |  price per share(1) |  offering price(1)  | registration fee
------------------------------------------------------------------------------------------------------------
                            |                |                     |                     |
                            |                |                     |                     |
 Common Stock,              |                |                     |                     |
($.001 par value)           |     200,000    |        $10.1563     |       $2,031,260    |       $565
----------------------------|----------------|---------------------|---------------------|------------------
Interests in the Plan       |       (2)      |                     |                     |
============================================================================================================

(1) Based on the average of high and low sales prices as reported on the Nasdaq National Market on November 24, 1998 and used solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

(2) This Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Anicom 401(k) Savings Plan in accordance with Rule 416(c) of the Securities Act.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         The information called for in Part I of Form S-8 is currently included in the prospectus for the Anicom 401(k) Savings Plan, (the "Plan"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         The  following   documents   previously  filed  by  Anicom,  Inc.  (the
"Company") with the SEC are incorporated in this Registration Statement by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

         3. The Company's Current Reports on Form 8-K, dated September 22, 1998 and October 5, 1998 and the Company's Current Reports on Form 8-K/A dated May 23, 1996, November 5, 1996, September 25, 1997, February 13, 1998, April 20, 1998, July 31, 1998,
                  October 29, 1998 and November 20, 1998; and

         4. The description of the Common Stock contained in the Company's registration statement on Form 8-A filed under Section 12 of the Exchange Act as filed with the Commission on January 10, 1995 and all amendments thereto and reports filed for the purpose of updating such description.


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         The Company will provide, without charge, to each person who has received a copy of any of the prospectuses to which this registration statement relates, on the written or oral request of such person, a copy of any or all the documents that have been or may be incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference therein). Written or telephone requests for such copies should be directed to the Company's principal executive office: Anicom, Inc., 6133 River Road, Suite 1000, Rosemont, Illinois 60018-5171, Attention: Donald C.
Welchko (telephone: 847-518-8700).

Item 4.  Description of Securities.
         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

         Article  12 of  the  Company's  Amended  and  Restated  Certificate  of
Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has entered into indemnity agreements with each of its directors. These agreements may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors' liability insurance if available on reasonable terms.

         In addition, Article 12 of the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

         The Company has obtained a directors' and officers' liability insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.


Item 7.  Exemption from Registration Claimed.
         Not Applicable.


Item 8.  Exhibits.

         4.1* Restated Certificate of Incorporation of the Company, as amended.

         4.2**             Restated Bylaws of the Company.

         4.3***            Specimen Common Stock Certificate.

         4.4               Anicom, Inc. 401(k) Savings Plan.

         23.1              Consent of PricewaterhouseCoopers LLP.

         23.2              Consent of KPMG LLP.

         24 Power of Attorney (included on the signature page of this Registration Statement).

____________________________
* Incorporated by reference to Exhibit 3 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.
** Incorporated by reference to Exhibit 3.3 of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.
*** Incorporated by reference to the corresponding Exhibit of the Company's Registration Statement on Form SB-2, as amended (Registration Statement No. 33-87736C).




        An opinion of counsel (Exhibit No. 5) is not being filed since the securities being registered are not original issue securities and because the Registrant hereby undertakes to submit the Anicom 401(k) Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plan.

Item 9.  Undertakings.

        1.    The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)  To  include  any  prospectus   required  by  Section
                  10(a)(3) of the Securities Act of 1933;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 30th day of November, 1998.

                                  ANICOM, INC.

                                  By:       /S/ SCOTT C. ANIXTER
                                     ------------------------------------------
                                           Scott C. Anixter
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Scott C. Anixter and Donald C. Welchko, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 30th day of November, 1998 by the following persons in the capacities indicated.


         Signature                                   Title
--------------------------------        -------------------------------------


    /S/ SCOTT C. ANIXTER                Chairman, Chief Executive Officer
--------------------------------        (Principal Executive Officer) and
      Scott C. Anixter                  Director


    /S/ ALAN B. ANIXTER
--------------------------------        Chairman of the Board and Director
      Alan B. Anixter


     /S/ CARL E. PUTNAM                 President, Chief Operating Officer and
--------------------------------        Director
       Carl E. Putnam



   /S/ DONALD C. WELCHKO                Vice President, Chief Financial Officer
--------------------------------        and Director (Principal Financial and
     Donald C. Welchko                  Accounting Officer)


     /S/ MICHAEL SEGAL                  Director
--------------------------------
       Michael Segal


      /S/ LEE B. STERN                  Director
--------------------------------
        Lee B. Stern

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on this 30th day of November, 1998.


                                     Anicom 401(k) Savings Plan


                                     By Anicom, Inc., the Plan Administrator

                                     /S/ SCOTT C. ANIXTER
                                     ---------------------------------------
                                     Scott C. Anixter
                                     Chairman and Chief Executive Officer

                                  EXHIBIT INDEX




   Exhibit
   Number                     Description
4.4             Anicom 401(k) Savings Plan.
23.1            Consent of PricewaterhouseCoopers LLP.
23.2            Consent of KPMG LLP.
24 Power of Attorney (included on the signature page of this Registration Statement).